As filed with the United States Securities and Exchange Commission on September 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ValueVision Media, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	41-1673770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(952) 943-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ValueVision Media, Inc. 2011 Omnibus Incentive Plan

(Full title of the Plan)

Teresa Dery General Counsel ValueVision Media, Inc. 6740 Shady Oak Road Eden Prairie, Minnesota 55344-3433 (952) 943-6000	with a copy to: Jonathan R. Zimmerman Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901
(Name, address and telephone number, including area code, of agent for service)	(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	3,000,000	$4.785	$14,355,000	$1,958.03

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also will cover any additional shares of common stock that become issuable under the ValueVision Media, Inc. 2011 Omnibus Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without ValueVision Media, Inc.’s (the “Registrant”) receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of the Registrant’s common stock as quoted on the Nasdaq Global Market on August 28, 2013.

VALUEVISION MEDIA, INC.

EXPLANATORY NOTE

The shareholders of ValueVision Media, Inc. (the “Registrant”) approved an amendment to the ValueVision Media, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) on June 19, 2013 to increase by 3,000,000 shares of common stock the number of shares issuable under the 2011 Plan. This registration statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the Registrant’s common stock to be issued pursuant to the 2011 Plan. In accordance with Section E of the General Instructions to Form S-8, the registration statement on Form S-8 (No. 333-175319) relating to the 2011 Plan previously filed with the Securities and Exchange Commission is incorporated by reference into this registration statement.

PART II-INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

BY GENERAL INSTRUCTION E OF FORM S-8

Item 8.	Exhibits.

The exhibits are listed on the index of exhibits that follows the signatures in the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on September 4, 2013.

VALUEVISION MEDIA, INC.

By:	/s/ Keith R. Stewart

Name:	Keith R. Stewart
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed on September 4, 2013 by the following persons in the capacities with ValueVision Media, Inc. indicated:

/s/ Keith R. Stewart	Chief Executive Officer
Keith R. Stewart	(Principal Executive Officer), Director

/s/ William McGrath	Executive Vice President, Chief Financial Officer
William McGrath	(Principal Financial and Accounting Officer)

John D. Buck*

Jill R. Botway*

William F. Evans*

Sean F. Orr*

Robert S. Pick*

Randy S. Ronning*

*	Teresa Dery, by signing her name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ Teresa Dery
Name:	Teresa Dery
Title:	Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Articles of Incorporation, as amended	Incorporated by reference (A)

4.2	Amended and Restated By-Laws, as amended through September 21, 2010	Incorporated by reference (B)

4.3	Amended and Restated Shareholder Agreement dated February 25, 2009 among the Registrant, GE Capital Equity Investments, Inc. and NBC Universal, Inc.	Incorporated by reference (C)

4.4	Common Stock Purchase Warrants issued on February 25, 2009 by the Registrant to GE Capital Equity Investments, Inc.	Incorporated by reference (D)

4.5	Amended and Restated Registration Rights Agreement dated February 25, 2009 among the Registrant, GE Capital Equity Investments, Inc. and NBC Universal, Inc.	Incorporated by reference (E)

4.6	Form of Common Stock Certificate	Incorporated by reference (F)

5.1	Opinion of Faegre Baker Daniels LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Faegre Baker Daniels (included in Exhibit 5.1)	Filed herewith

24.1	Powers of Attorney	Filed herewith

99.1	ValueVision Media, Inc. 2011 Omnibus Incentive Plan	Incorporated by reference (G)

99.2	Form of Incentive Stock Option Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (H)

99.3	Form of Non-Statutory Stock Option Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (I)

99.4	Form of Performance Stock Option Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (J)

99.5	Restricted Stock Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (K)

(A)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-Q for the quarterly period ended April 30, 2011, filed on June 7, 2011, File No. 0-20243.
(B)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 27, 2010, filed on September 27, 2010, File No. 0-20243.
(C)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 25, 2009, filed on February 26, 2009, File No. 0-20243.
(D)	Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated February 25, 2009, filed on February 26, 2009, File No. 0-20243.

(E)	Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated February 25, 2009, filed on February 26, 2009, File No. 0-20243.
(F)	Incorporated herein by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3, filed on June 9, 2010, File No. 333-167396.
(G)	Incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed on May 9, 2013, File No. 0-20243.
(H)	Incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed on April 5, 2012, File No. 0-20243.
(I)	Incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed on April 5, 2012, File No. 0-20243.
(J)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2012, filed on November 29, 2012, File No. 0-20243.
(K)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 4, 2013, filed on June 6, 2013, File No. 0-20243.